Exhibit 99.2

RIK J DEITSCH

6400 Park of Commerce Blvd ♦ Suite 1B

Boca Raton, FL 33487

Office (954) 509-0911 ♦ Fax (866) 744-3655

March 19, 2024

Board of Directors

Nutra Pharma Corporation

Members of the Board:

Pursuant to my settlement with the Securities and Exchange Commission (SEC) I am resigning as Chief Executive Officer, Director, Chairman of the Board, and Chief Financial Officer of Nutra Pharma Corporation effective immediately.

Sincerely,

Rik J Deitsch